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                                                                  EXHIBIT 14(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-57908 on Form N-6 of our report dated February 14, 2003, related to the statement of assets and liabilities of Pacific Select Exec Separate Account of Pacific Life Insurance Company as of December 31, 2002 and the related statements of operations for the year then ended, and the statements of changes in net assets and financial highlights for each of the two years in the period then ended, and of our report dated March 10, 2003, related to the consolidated financial statements of Pacific Life Insurance Company and subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the Prospectus of Pacific Select Choice, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 28, 2003